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                                                                   Exhibit 10.1

                                                                 Execution Copy
                                                                 --------------


                              TRANSMONTAIGNE INC.
                     TRANSMONTAIGNE PRODUCT SERVICES INC.
                         TRANSMONTAIGNE PIPELINE INC.
                        TRANSMONTAIGNE TERMINALING INC.
                              2750 Republic Plaza
                            370 Seventeenth Street
                            Denver, Colorado  80202


                              AMENDMENT NO. 1 OF
                 FOURTH AMENDED AND RESTATED CREDIT AGREEMENT


                                                As of July 31, 2000

FLEET NATIONAL BANK
  (formerly known as BankBoston, N.A.),
  as Agent under the Credit Agreement
  defined herein
100 Federal Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

     Each of TransMontaigne Inc. (the "Company") and TransMontaigne Product Services Inc., each a Delaware corporation, and TransMontaigne Pipeline Inc. and TransMontaigne Terminaling Inc., each an Arkansas corporation, hereby agrees with you as follows:

1.   Reference to Credit Agreement and Definitions.  Reference is made to the
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Fourth Amended and Restated Credit Agreement dated as of February 11, 2000, as from time to time in effect (the "Credit Agreement"), among the Company, the Guarantors named therein, Fleet National Bank (formerly known as BankBoston, N.A.), for itself and as Agent, Bank of America, N.A., for itself and as Documentation Agent, First Union National Bank, for itself and as Syndication Agent, and the other Lenders from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

2.   Recital.  The Company has advised the Lenders that it intends to acquire
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100% of the equity of Genesis Energy, L.L.C., a Delaware limited liability company, for cash consideration not to exceed $3,000,000 and that the Company and its Subsidiaries are required by environmental and other regulations to increase capital expenditures in fiscal year 2001 by up to $4,000,000. The Required Lenders have agreed to amend the relevant covenants of the Credit Agreement to permit these activities.
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     Effective June 30, 2000 and as permitted by Section 6.11.2 of the Credit
Agreement, (1) TransMontaigne Product Services Midwest Inc., an Arkansas corporation, was merged with and into TransMontaigne Product Services Inc., a Delaware corporation, and (2) TransMontaigne Transportation Services Inc., an Arkansas corporation, was merged with and into the Company.

3.   Amendments.  Subject to the accuracy of the representations and warranties
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set forth in Section 4 hereof and satisfaction of the conditions set forth in
Section 5 hereof, the Credit Agreement is hereby amended, effective as of the date hereof, as follows:

     3.1. Section 6.5.5 of the Credit Agreement is amended to read in its entirety as follows:

           6.5.5.  Capital Expenditures.  For each fiscal quarter of the
                   --------------------
     Company, commencing with the fiscal quarter ending December 31, 2000, the aggregate amount of Capital Expenditures for the period of four consecutive fiscal quarters then ending shall not exceed $8,000,000; provided, however,
                                                              -----------------
     that the Company and its Subsidiaries may incur additional Capital Expenditures (a) for contracted projects identified in the Committed Capital Expenditures Schedule in an aggregate amount not to exceed $15,000,000 and (b) for additional projects required to comply with environmental or other governmental regulations incurred in fiscal year 2001 in an aggregate amount not to exceed $4,000,000.

     3.2. Section 6.9.5 of the Credit Agreement is amended to read in its entirety as follows:

           6.9.5. Investments made after June 30, 1999 in Subsidiaries listed in Exhibit 7.1 hereto as supplemented from time to time other than Wholly Owned Subsidiaries, provided that the aggregated outstanding amount of loans, advances and other Investments in such Subsidiaries, measured in each case as of the date of the making of such Investment, shall not at any time exceed the greater of (a) an amount equal to the difference (if positive) of 15% of Consolidated Net Tangible Assets minus $3,000,000 or
     (b) zero.

     3.3. Section 6.9 of the Credit Agreement is further amended by adding thereto a new Section 6.9.8 reading in its entirety as follows:

           6.9.8. An Investment consisting of the acquisition of 100% of the equity of Genesis Energy, L.L.C., a Delaware limited liability company, for cash consideration not exceeding $3,000,000.

     3.4. Section 6.10.1 of the Credit Agreement is amended to read in its entirety as follows:

           6.10.1. Subsidiaries of the Company may make Distributions to the Company or any Wholly Owned Subsidiary of the Company (other than Genesis Energy, L.L.C., a Delaware limited liability company).

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     3.5.  Section 7.1.2 of the Credit Agreement is amended by amending the first sentence thereof to read in its entirety as follows:

           Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party, (b) guarantee the Credit Obligations, (c) grant the Agent for the benefit of the Lenders the security interest in the Credit Security owned by such Subsidiary to secure the Credit Obligations and (d) own its properties and carry on the business now conducted or proposed to be conducted by it; provided, however, that clauses (a) through (c) of this
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     sentence shall not apply in the case of Genesis Energy, L.L.C., a Delaware limited liability company.

     3.6. Section 9.9 of the Credit Agreement is further amended to read in its entirety as follows:

           9.9.  Future Subsidiaries; Further Assurances.  The Company will from
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     time to time cause (a) any present Wholly Owned Subsidiary that is not a
     Guarantor within 30 days after notice from the Agent or (b) any future Wholly Owned Subsidiary within 30 days after any such Person becomes a Wholly Owned Subsidiary, to join this Agreement as a Guarantor pursuant to a joinder agreement in form and substance satisfactory to the Agent; provided, however, that Genesis Energy, L.L.C., a Delaware limited
     --------  -------
     liability company, shall not be required to become a Guarantor. Each Guarantor will, promptly upon the request of the Agent from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as the Agent deems necessary or advisable to carry out the intent and purposes of this Section 9.

4.   Representations and Warranties.  In order to induce you to enter into this
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Amendment, each of the Obligors hereby represents and warrants that each of the representations and warranties contained in Section 7 of the Credit Agreement is true and correct on the date hereof.

5.   Conditions to Effectiveness of Amendment.  Acceptance of the foregoing
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amendments by the Required Lenders shall be subject, without limitation, to the conditions (a) that no Default or Event of Default under the Credit Agreement shall have occurred and be continuing and (b) that Prudential and each other holder of Indebtedness issued under the Master Shelf Agreement shall have consented to the modifications of the Credit Agreement effected hereby and the covenants of the Company set forth in the Master Shelf Agreement shall have been amended to incorporate such modifications, all upon terms satisfactory to the Agent. By their consent to this Amendment, the Required Lenders also consent to such amendment of the Master Shelf Agreement.

6.   Required Lenders.  The Agent represents and warrants that it has received
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consents to the foregoing amendments executed by the Required Lenders, in satisfaction of the requirements of Section 12.6 of the Credit Agreement.

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7.   Miscellaneous.  This Amendment may be executed in any number of
     -------------
counterparts, which together shall constitute one instrument, shall be a Credit Document, shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction) and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including as such successors and assigns all holders of any Credit Obligation.

     If the foregoing corresponds with your understanding of our agreement, please sign this letter and the accompanying copies thereof in the appropriate space below and return the same to the undersigned. This letter shall become a binding agreement among each of the Lenders and the Agent when both the Company and the Agent shall have one or more copies hereof executed by each of the Company and the Agent on behalf of the Required Lenders.

                                     Very truly yours,

                                     TRANSMONTAIGNE INC.


                                  By /s/ Donald H. Anderson
                                     -------------------------------------------
                                     Donald H. Anderson, President


                                  TRANSMONTAIGNE PRODUCT SERVICES INC.
                                  TRANSMONTAIGNE PIPELINE INC.
                                  TRANSMONTAIGNE TERMINALING INC.


                                  By /s/ Donald H. Anderson
                                     -------------------------------------------
                                     Donald H. Anderson, Chief Executive Officer
                                     of each of the foregoing corporations

The foregoing Amendment is hereby agreed to:

FLEET NATIONAL BANK, as Agent under the Credit
  Agreement, on behalf of the Required Lenders


By /s/ Terrence Ronan
   -------------------------------------------
   Terrence Ronan, Director

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